Exhibit 10.3

DESCRIPTION OF AMENDMENT TO OUTSTANDING OPTION AGREEMENTS MADE

EFFECTIVE NOVEMBER 16, 2009

In light of the declaration and payment by the Company of an extraordinary dividend of $7.65 to stockholders in October 2009 and in light of the provisions in the outstanding stock option agreements issued under the 2008 equity program pursuant to the 2006 Stock Incentive Plan (the “Plan”) that contemplate that the Annual Operational Performance per Diluted Share (“AOP”) targets may be adjusted based on specified events, including an extraordinary dividend, in order to prevent dilution of the benefits intended to be provided to participants under the Plan, on November 16, 2009, the Company’s Compensation Committee determined that the AOP targets in the outstanding stock option agreements should be adjusted to take into account the effects of the dividend. Accordingly, the Compensation Committee adopted the following amendments to the outstanding stock option agreements as of November 16, 2009. On November 16, 2009, the full Board of Directors approved the same amendments with respect to outstanding stock option agreements with non-employee directors in effect as of November 16, 2009.

(1) The table in Exhibit B to all of such outstanding option agreements was amended by deleting the existing table and substituting therefor the following:

Annual Operational Performance per Diluted Share

	Minimum Vesting (12.5% Growth)		Maximum Vesting (20% Growth)
Fiscal Year (A)	% of Shares Vesting (B)	YE Operating Performance (per Diluted Share) (C)	% of Shares Vesting (D)	YE Operating Performance (per Diluted Share) (E)
2009	3.75%	$41.77	15%	$44.56
2010	3.75%	$38.40	15%	$44.30
2011	3.75%	$43.20	15%	$53.20
2012	3.75%	$48.50	15%	$63.80
2013	3.75%	$54.70	15%	$76.50

(2) Section 2 of Exhibit B to all of such outstanding option agreements was amended by deleting the second and third paragraphs thereof and substituting therefor the following:

“The Cumulative Operational Amount shall mean the percentage of shares of Stock covered by the Option equal to:

(a) Zero if the Cumulative Operational Performance per Diluted Share is less than $226.57.

(b) Six and one-quarter percent (6.25%) if the Cumulative Operational Performance per Diluted Share is $226.57.

(c) Twenty-five percent (25%) if the Cumulative Operational Performance per Diluted Share is at least $282.36.

If the Cumulative Operational Performance per Diluted Share is between $226.57 and $282.36, the Cumulative Operational Amount shall be determined by means of linear interpolation.”